                                                                    EXHIBIT 10.2

                     MANAGEMENT PERFORMANCE SHARE AGREEMENT

      MetLife, Inc. confirms that, on [GRANT DATE] (the "Grant Date"), it granted you, [NAME], [NUMBER] Performance Shares (your "Performance Shares"). Your Performance Shares are subject to the terms and conditions of this Management Performance Share Agreement (this "Agreement") and the MetLife, Inc. 2005 Stock and Incentive Compensation Plan (the "Plan").

      1. STANDARD PERFORMANCE TERMS.

      (a) The Performance Period for your Performance Shares will begin on [DATE], [YEAR] and end on the December 31 immediately preceding the third anniversary of the beginning of the Performance Period.

      (b) Except in so far as Sections 2 (Change of Status) or 3 (Change of Control) apply to your Performance Shares, after the conclusion of the Performance Period, the Committee shall certify in writing the number of Performance Shares payable in accordance with Section 1(c) (your "Final Performance Shares"), and your Final Performance Shares will be due and payable in Shares.

      (c) The Committee will determine your Final Performance Shares by multiplying your Performance Shares by the "Performance Factor." The Performance Factor means a percentage (from zero to 200%) which is the sum of two other percentages (each from zero to 100%), described in (1) and (2) below.

            (1) The first percentage will be based on the Company's performance with respect to Net Operating Earnings Per Share during the Performance Period relative to the other companies in the Standard and Poor's Insurance Index, determined according to Table 1 of Schedule A to this Agreement. Net Operating Earnings Per Share means income, net of all taxes on income, less realized investment gains or losses and excluding any cumulative charges or benefits due to changes in accounting principles, divided by the number of shares outstanding determined on a diluted basis under Generally Accepted Accounting Principles.

            (2) The second percentage will be based on the Company's performance with respect to Total Shareholder Return during the Performance Period relative to the other companies in the Standard and Poor's Insurance Index, determined according to Table 2 of Schedule A to this Agreement. Total Shareholder Return means the change (plus or minus) in the average Fair Market Value (and, in the case of a company other than the Company, the most closely analogous price) in the twenty (20) days prior to the first day of the Performance Period to the average Closing Price (and, the case of an entity other than the Company, the most closely analogous price) in the twenty (20) days prior to the final day of the Performance Period, plus dividends (if any) actually paid on Shares on a reinvested basis, from the first day of the Performance Period to and including the last day of the Performance Period.

      (d) For these purposes, the Standard & Poor's Insurance Index means each company which is described by either of the following criteria:

            (1) the company is included in such index for the entirety of the Performance Period; or

            (2) the company is included in such index on the final day of the Performance Period, and at least fifty percent (50%) of the securities entitled to vote for the directors of that

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      company were owned, directly or indirectly, immediately after and as the result of a merger, acquisition, or other similar corporate transaction, by a majority of the shareholders (determined immediately prior to such transaction) of a company that was either: (i) included in such index on the first day of the Performance Period, or (ii) described by this Section 1(d)(2).

      (e) The terms of this Section 1 shall be referred to as the "Standard Performance Terms."

      2. CHANGE OF STATUS. For purposes of this Section 2, your transfer between the Company and an Affiliate, or among Affiliates, will not be a termination of employment. In the event of a Change of Control, any applicable terms of Section 3 (Change of Control) will supersede the terms of this Section 2.

      (a) Long-Term Disability. In the event you qualify for long-term disability benefits under a plan or arrangement offered by the Company or an Affiliate for its Employees, the Standard Performance Terms will continue to apply to your Performance Shares. Once this provision applies, no other change of status described in this Section 2 (except the provision regarding termination for Cause) will affect your Performance Shares, even if you subsequently return to active service or your employment with the Company or an Affiliate terminates other than for Cause.

      (b) Death. In the event that your employment with the Company or an Affiliate terminates due to your death, your Performance Shares will be due and payable in the form of cash at a value equal to the Closing Price on the date of your death.

      (c) Retirement. If your employment with the Company or an Affiliate terminates (other than for Cause) on after your early retirement date or normal retirement date (in each case determined under any ERISA qualified pension plan offered by the Company or an Affiliate in which you participate) ("Retirement"), the Standard Performance Terms will continue to apply to your Performance Shares.

      (d) Bridge Eligibility. If your employment with the Company or an Affiliate terminates (other than for Cause) with bridge eligibility for retirement-related medical benefits (determined under an ERISA qualified benefit plan offered by the Company or an Affiliate in which you participate, if any) ("Bridge Eligibility"), and your separation agreement (offered to you under the severance program offered by the Company or an Affiliate to its Employees) becomes final, the Standard Performance Terms will continue to apply to your Performance Shares.

      (e) Termination for Cause. In the event that your employment with the Company or an Affiliate terminates for Cause, your Performance Shares will be forfeited immediately.

      (f) Other Termination of Employment. Unless the Committee determines otherwise, if no other provision in this Section 2 regarding change of status applies, including, for example, your voluntary termination of employment, your termination without Retirement or Bridge Eligibility, or your termination by the Company or an Affiliate without Cause, your Performance Shares will be forfeited immediately. To the extent you are offered a separation agreement by the Company or an Affiliate, the value of your forfeited Performance Shares may, in the discretion of the Company or Affiliate, be considered in determining the terms of that offer.

      3. CHANGE OF CONTROL.

      (a) Except as provided in Section 3(b), and unless otherwise prohibited under law or by applicable rules of a national security exchange, if a Change of Control occurs, your Performance Shares will be due and payable in the form of cash equal to the number of your Performance Shares multiplied by the Change of Control Price, and such sum shall be paid to you within thirty (30) day of the Change of Control.

      (b) The terms of Section 3(a) will not apply to your Performance Shares if the Committee reasonably determines in good faith, prior to the Change of Control, that you have been granted an Alternative Award for your Performance Shares pursuant to Section 15.2 of the Plan.

      4. NONTRANSFERABILITY OF AWARDS. Except as provided in Section 5 or as otherwise permitted by the Committee, you may not sell, transfer, pledge, assign or otherwise alienate or hypothecate any of your Performance Shares, and all rights with respect to your Performance Shares are exercisable during your lifetime only by you.

      5. BENEFICIARY DESIGNATION. You may name any beneficiary or beneficiaries (who may be named contingently or successively) who may then exercise any right under this Agreement in the event of your death. Each beneficiary designation for such purpose will revoke all such prior designations. Beneficiary designations must be properly completed on a form prescribed by the Committee and must be filed with the Company during your lifetime. If you have not designated a beneficiary, your rights under this Agreement will pass to and may be exercised by your estate.

      6. TAX WITHHOLDING. The Company will withhold from payment made under this Agreement an amount sufficient to satisfy the minimum statutory Federal, state, and local tax withholding requirements relating to payment on account of your Performance Shares.

      7. ADJUSTMENTS. The Committee may, in its discretion, make adjustments in the terms and conditions of your Performance Shares in recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes to applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent unintended dilution or enlargement of the potential benefits of your Performance Shares. The Committee's determination in this regard will be conclusive.

      8. TIMING OF PAYMENT. The Company will make payment to you as reasonably practicable after such payment become payable under this Agreement, unless you have earlier deferred such payment in accordance with arrangements offered to you for that purpose. If Shares are to be paid to you, you will receive evidence of ownership of those Shares.

      9. CLOSING PRICE. For purpose of this Agreement, "Closing Price" will mean the closing price of a Share as reported in the principal consolidated transaction reporting system for the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Shares are quoted at the relevant time), or in the event that there are no Share transactions reported on such tape or other system on the applicable date, the closing price on the immediately preceding date on which Share transactions were reported. Closing Price shall constitute "Fair Market Value" under the Plan for all purposes related to your Performance Shares.

      10. NO GUARANTEE OF EMPLOYMENT. This Agreement is not a contract of employment and it is not a guarantee of employment for life or any period of time. Nothing in this Agreement interferes with or limits in any way the right of the Company or an Affiliates to terminate your employment at any time. This Agreement does not give you any right to continue in the employ of the Company or an Affiliate.

      11. GOVERNING LAW; CHOICE OF FORUM. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws. Any action to enforce this Agreement or any action otherwise regarding this Agreement must be brought in a court in the State of New York, to which jurisdiction the Company and you consent.

      12. MISCELLANEOUS. For purposes of this Agreement, "Committee" includes any direct or indirect delegate of the Committee as defined in the Plan and the word "Section" refers to a Section in this Agreement. Any other capitalized word used in this Agreement and not defined in this Agreement, including each form of that word, is defined in the Plan. Any determination or interpretation by the Committee pursuant to this Agreement will be final and conclusive. In the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan control. This Agreement and the Plan represent the entire agreement between you and the Company, and you and all Affiliates, regarding your Performance Shares. No promises, terms, or agreements of any kind regarding your Performance Shares that are not set forth, or referred to, in this Agreement or in the Plan are part of this Agreement. In the event any provision of this Agreement is held illegal or invalid, the rest of this Agreement will remain enforceable. If you are an Employee of an Affiliate, your Performance Shares are being provided to you by the Company on behalf of that Affiliate, and the value of your Performance Shares will be considered a compensation obligation of that Affiliate. Your Performance Shares are not Shares and do not give you the rights of a holder of Shares. You will not be credited with additional Performance Shares on account of any dividend paid on Shares. The issuance of Shares or payment of cash pursuant to your Performance Shares is subject to all applicable laws, rules and regulations, and to any approvals by any governmental agencies or national securities exchanges as may be required. No Shares will be issued or no cash will be paid if that issuance or payment would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.

      13. AMENDMENTS. The Committee has the exclusive right to amend this Agreement as long as the amendment does not adversely affect any of your previously-granted Awards in any material way (without your written consent) and is otherwise consistent with the Plan. The Company will give written notice to you (or, in the event of your death, to your beneficiary or estate) of any amendment as promptly as practicable after its adoption.

      14. AGREEMENT TO PROTECT CORPORATE PROPERTY. The grant of your Performance Shares is subject to your execution of the Agreement to Protect Corporate Property provided to you with this Agreement ("Property Agreement"). If you do not return a signed copy of the Property Agreement, this Agreement and the Performance Shares granted to you will be void. The Company may in its sole discretion allow an extension of time for you to return your signed Property Agreement.

      IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and you have executed this Agreement.

METLIFE, INC.                                    EMPLOYEE

By: Robert H. Benmosche                           [NAME]
    -------------------
    Name

    Chairman of the Board and CEO
    -----------------------------
    Title

    -----------------------------                 ------------------------------
    Signature                                     Signature

                                                  Date:
                                                       -------------------------

                                   SCHEDULE A
                    TO MANAGEMENT PERFORMANCE SHARE AGREEMENT

                            TABLE 1                                                         TABLE 2
---------------------------------------------------------------  --------------------------------------------------------------
     NET OPERATING INCOME                                          TOTAL SHAREHOLDER RETURN
     COMPANY PERFORMANCE          FIRST PERCENTAGE FOR PURPOSES      COMPANY PERFORMANCE         SECOND PERCENTAGE FOR PURPOSES
(PERCENTILE RELATIVE TO OTHER      OF DETERMINING PERFORMANCE    (PERCENTILE RELATIVE TO OTHER     OF DETERMINING PERFORMANCE
 COMPANIES IN S&P INS INDEX)                FACTOR*               COMPANIES IN S&P INS INDEX)                 FACTOR*
------------------------------    -----------------------------  -----------------------------   ------------------------------
          0-24                               0                            0-24                                0
            25                              25                              25                               25
            26                              26                              26                               26
            27                              27                              27                               27
            28                              28                              28                               28
            29                              29                              29                               29
            30                              30                              30                               30
            31                              31                              31                               31
            32                              32                              32                               32
            33                              33                              33                               33
            34                              34                              34                               34
            35                              35                              35                               35
            36                              36                              36                               36
            37                              37                              37                               37
            38                              38                              38                               38
            39                              39                              39                               39
            40                              40                              40                               40
            41                              41                              41                               41
            42                              42                              42                               42
            43                              43                              43                               43
            44                              44                              44                               44
            45                              45                              45                               45
            46                              46                              46                               46
            47                              47                              47                               47
            48                              48                              48                               48
            49                              49                              49                               49
            50                              50                              50                               50
            51                              52                              51                               52
            52                              54                              52                               54
            53                              56                              53                               56
            54                              58                              54                               58
            55                              60                              55                               60
            56                              62                              56                               62
            57                              64                              57                               64
            58                              66                              58                               66
            59                              68                              59                               68
            60                              70                              60                               70
            61                              72                              61                               72
            62                              74                              62                               74
            63                              76                              63                               76
            64                              78                              64                               78
            65                              80                              65                               80
            66                              82                              66                               82
            67                              84                              67                               84
            68                              86                              68                               86
            69                              88                              69                               88
            70                              90                              70                               90
            71                              92                              71                               92
            72                              94                              72                               94
            73                              96                              73                               96
            74                              98                              74                               98
         75-99                             100                           75-99                              100

* First percentage and second percentage are added together and the total is multiplied by the number of Performance Shares granted to determine the number of Final Performance Shares. See Section 1(c) of this Agreement.